                                                                    Exhibit 10.1


                          AGREEMENT AND MUTUAL RELEASE
                              OF BRIAN K. GOODKIND

         This Agreement and Mutual Release ("Agreement") is effective as of July 22, 2003 (the "Effective Date") by and between BRIAN K. GOODKIND (hereinafter referred to as "Employee") and TERREMARK WORLDWIDE, INC. (hereinafter referred to collectively with all of its subsidiaries and affiliates and defined as the "Company").

         WHEREAS, Employee and the Company (collectively "The Parties") have mutually agreed that it is in their respective best interests to amicably modify their employment relationship, as provided herein.

         NOW, THEREFORE, in consideration of the acts, payments, covenants and mutual agreements herein described and agreed to be performed, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree as follows:

1. TERMINATION OF EMPLOYMENT AGREEMENT. Employee hereby resigns Employee's positions with the Company and all subsidiaries as of the Effective Date, although Employee remains employed pursuant to this Agreement. The Parties agree that the Employment Agreement between Employee and Company dated as of November 5, 2002 (the "Employment Agreement") and all other oral, written, contracts, understandings, promises, agreements, memoranda, commitments and representations (excluding only any agreements between the Company and Employee related to stock options or obligations of indemnity) are hereby void, and of no effect, and rendered a nullity and vitiated and terminated as of the Effective Date, with no terms thereof surviving except as set forth in Section 6 below and herein in this Agreement. Employee represents that as of the date of execution hereof, Employee has returned to the Company all Company property, including but not limited to all copies of business plans, proposals, contracts, sales forecasts, brochures, forms or trip reports, whether in tangible or electronic form. The Company expressly agrees that Employee can retain his laptop and desktop computers and cellular telephone (the "Retained Property"), and hereby transfers title and ownership of the Retained Property to Employee.

2.       EMPLOYEE SERVICES.

         a. Employee agrees to accept "Continued Employment" as a Senior Strategic Advisor to render strategic planning services (the "Services") to the Company from time to time upon the reasonable written request of the Chief Executive Officer of the Company for a period of 12 months from July 22, 2003 (the "Continued Employment Period"). Employee shall not have to perform Services for more than 40 hours in any one month, and the Services shall be rendered at reasonable, mutually agreed upon times. Company will not provide Employee with office space during the Continued Employment Period. Employee is not required to spend any time in, or at, any Company siteor to travel in order to perform the Services. At the expiration or termination by the Employee of the Continued Employment Period, Employee shall execute and deliver to the Company the Separation Agreement and Release attached hereto as Exhibit 1.

         b. During the Continued Employment Period, Employee may refer to Employee's position as "Senior Strategic Advisor", and agrees to act and represent the Company if and only as the Chief Executive Officer and Employee may mutually agree in writing signed by both of them, from time to time, including, but not limited to: contacts with media; contacts with Company employees; or attending meetings, events, seminars or any other public or private functions on behalf, or purportedly on behalf of the Company.

3.       COMPENSATION.

         a. The Company irrevocably agrees, during the Continued Employment Period, to continue to: (i) pay Employee $9615.38 as base salary on a biweekly basis, through July 22, 2004 (the "Salary"); (ii) withhold applicable taxes on behalf of Employee; and (iii) provide all benefits Employee was receiving immediately prior to the execution of this Agreement, including all medical and dental coverage, various AFLAC and disability insurance coverage, and 401K participation, except that Employee shall not be eligible for any vacation benefits or any bonus that the Company may pay to its employees.

         b. As additional compensation for, including but not limited, to past performance and any future bonus, the Company has granted to Employee options to purchase 2,685,000 shares of the Company's common stock pursuant to the Terremark Worldwide, Inc. Non-Qualified Stock Option Agreements for Brian K. Goodkind executed by the Company concurrent with the execution of this Agreement that contain certain restrictions on the transfer of the shares that underlie the Options (the "New Option Agreements"). In addition, the Company has amended two of the Employee's pre-existing Stock Option Agreements (the "Amended Option Agreements"). Collectively, the New Option Agreements and the Amended Option Agreements are referred herein as the "Stock Option Agreements." Employee agrees the Stock Option Agreements shall be automatically rescinded and be rendered null and void if he revokes this Agreement pursuant to Section 5.

         c. It is understood that during the Continued Employment Period, the Company will, if asked, confirm that the Company employs Employee. The Company will make an announcement on July 30, 2003 about Employee's change in position stating that Employee has stepped down as Executive Vice President and Chief Operating Officer.

         d. After the Continued Employment Period, inquiries made related to the Employee of Employee's work with the Company will be responded to in a manner that is consistent with corporate policy of verifying only the fact of employment, the positions and the length of service. The Employee may seek personal references within the Company with whom Employee feels comfortable.

         e. Employee and the Company agree that neither party will at any time defame the other (including the Company's directors, shareholders and/or employees) to third parties. Both the Employee and the Company each agree that the Employee's Continued Employment and subsequent departure will be categorized as a mutual decision that was amicable and that the Employee was in good standing. Notwithstanding the prohibition in the preceding sentence, each party shall respond accurately and fully to any question, inquiry, or request for information when required by legal process, or when posed by a governmental entity.



                                - Page 2 of 6 -

4.       RELEASE AND COVENANT NOT TO SUE.

         a. Employee for himself, his spouse and his issue, executors, administrators and assigns to the extent claiming by through or under him, hereby forever releases, discharges, cancels, waives, and acquits the Company and any and all of its affiliates, subsidiaries, corporate parents, agents, directors, officers, employees, attorneys, successors and assigns or any one or entity related or affiliated to any of the foregoing, individually, as well as in their respective capacities in connection with the Company, of and from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, whether in law or equity, whether known or unknown, whether suspected or not including all oral and written contracts, agreements, memoranda, understandings except those specifically provided for in Section 6 of this Agreement ("Employee Claims"), which Employee has, had or may hereafter have against them, or any of them arising out of, or by reason of, any cause, matter, or thing whatsoever existing as of the date of execution of this Agreement, other than for Employee Claims arising under or pursuant to this Agreement.

         b. THIS FULL WAIVER OF ALL EMPLOYEE CLAIMS includes, without limitation, except as aforesaid, attorney's fees, any claims, demands, or causes of action arising out of, or relating in any manner whatsoever to, the employment and/or termination of the employment of Employee by the Company, such as, BUT NOT LIMITED TO, any charge, claim, lawsuit or other proceeding arising under the Civil Rights Act of 1866, 1964, 1991, Title VII as amended by the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act (ADEA), the Labor Management Relations Act (LMRA), the Employee Retirement Income Security Act (ERISA), the Consolidated Omnibus Budget Reconciliation Act, the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Family and Medical Leave Act of 1993, Worker's Compensation Claims, or any other constitutional, federal, state, county, or local statute, or any contract, agreement, plan or policy. Employee further covenants and agrees not to institute, nor cause to be instituted, any legal proceeding, including filing any claim or complaint with any government agency alleging any violation of law or public policy against the Company and/or any and all of its affiliates, subsidiaries, corporate parents, directors, agents, officers, owners, employees, successors and assignees or any one or any entity related or affiliated with any of the foregoing premised upon any legal theory or claim whatsoever, including without limitation, contract, tort, wrongful discharge, personal injury, interference with contract, breach of contract, defamation, negligence, infliction of emotional distress, fraud, or deceit, except to enforce the terms of this Agreement.

         c. Employee acknowledges that the considerations afforded him under this Agreement, including the payments, indemnifications and considerations described in Section 3 above and in other sections of this Agreement, are in full and complete satisfaction of any claims Employee may have, or may have had relating to the Company, including any arising out of his employment with the Company (or any subsidiary) or the termination thereof. Employee represents that there are no charges or claims filed or pending before any agency or court relating to Employee' employment with the Company. Employee represents that as of the date of execution of this Agreement,





                                - Page 3 of 6 -

                  Employee is not aware of and does not have any workers compensation claims or injuries and has no other claims pending.

         d. Company for itself, and its agents, directors, officers, employees, attorneys, successors and assigns to the extent they may claim by through or under the Company, and Manuel D. Medina, individually, hereby forever releases, discharges, cancels, waives, and acquits the Employee and his spouse and his issue, both in respect of claims by through or under Employee and in their individual capacities, of and from any and all known rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liability of any nature whatsoever, whether in law or equity, whether known or unknown, whether suspected or not ("Company Claims"), which Company has, had or may hereafter have against them, or any of them arising out of, or by reason of, any cause, matter, or thing whatsoever existing as of the date of execution of this Agreement, other than for Company Claims arising under or pursuant to this Agreement.

5. TIME PERIOD OF CONSIDERING OR CANCELING THIS AGREEMENT. Employee acknowledges that Employee has been offered a period of time of at least twenty-one (21) days to consider whether to sign this Agreement, which Employee hereby waives, and the Company agrees that Employee may cancel this Agreement at any time during the seven (7) days following the date on which this Agreement has been signed by all parties to this Agreement. In order to cancel or revoke this Agreement, Employee must deliver to the Company at 2601 South Bayshore Drive, 9th Floor, Miami FL 33133, attention Employee Relations, written notice stating that Employee is canceling or revoking this Agreement. If this Agreement is timely canceled or revoked, none of the provisions of this Agreement shall be effective or enforceable and the Company shall not be obligated to make the payments to Employee or to provide Employee with the other benefits described in this Agreement, and the Stock Option Agreements shall be automatically rescinded and be rendered null and void.

6.       SURVIVAL OF TERMS FROM CERTAIN AGREEMENTS.

         a. Article 6 of the Employment Agreement ("Article 6") shall survive as provided for in the Employment Agreement; except that section 6.1 of Article 6 regarding non-competition shall be in effect until and expire at the end of the July 22, 2004 and the reference therein regarding termination by "the Company without Cause" or by "the Executive for Good Reason" shall not apply to this Agreement. Employee acknowledges and agrees that (i) the obligations of nondisclosure (6.2) and nonsolicitation (6.3) in Article 6 shall apply during the Continued Employment Period; and (ii) any time period referenced in Article 6, except as modified herein regarding
                  Section 6.1, shall commence running upon the expiration or termination by the Employee of the Continued Employment Period.

         b. The "Highly Confidential Non-Disclosure Agreement" relating to work with the United States Government shall survive the expiration or termination by the Employee of this Agreement; and

         c. The Stock Option Agreements referenced in Section 3 hereof shall also survive the expiration or termination by the Employee of this Agreement, but not its revocation pursuant to
                  Section 5 above.




                                - Page 4 of 6 -

         d. The Separation Agreement and Release to be provided upon completion of the Continued Employment (attached hereto as Exhibit 1).

7. RELIANCE. Employee warrants and represents that: (i) Employee has relied on his own judgment regarding the consideration for and language of this Agreement; (ii) Employee has been given a reasonable period of time to consider this Agreement, has been advised to consult with counsel of Employee's own choosing before signing this Agreement, and has consulted with independent counsel; (iii) Employee is relying on Employee's independent counsel's legal advice after counsel explained all of the terms of this Agreement to Employee; (iv) Employee has not relied on any oral or written representations made to Employee in connection with the negotiation of this Agreement; (v) the Company has not in any way coerced or unduly influenced Employee to execute this Agreement; and (vi) this Agreement is written in a manner that is understandable to Employee and Employee has read and understood all paragraphs of this Agreement.

8. NATURE OF THE AGREEMENT. This Agreement and all provisions thereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. Except as provided in Sections 3 and 6, above, this Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements and understandings between The Parties, and there are no agreements of any nature whatsoever between The Parties hereto except as expressly stated herein. This Agreement may not be modified or changed unless done so in writing, signed by both parties. No modification to this Agreement nor any failure or delay in enforcing any term, exercising any option or requiring performance shall be binding or construed as a waiver unless agreed to in writing by the parties. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered severable, and the remainder of the Agreement shall continue to be in full force and effect. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to choice of law principles. The Parties agree that they have jointly participated in the drafting of this Agreement, and should any provision of this agreement require interpretation or construction, no presumption regarding construction of the document shall apply against one party.

9. NO ADMISSION OF LIABILITY. Nothing contained in this Agreement shall be construed in any manner as an admission by any party that they have violated any statue, law or regulation, or breached any contract or agreement. Employee acknowledges and agrees that, in the event of a breach or threatened breach of any of the foregoing provisions, Company will have no adequate remedy in damages and, accordingly, shall be entitled to injunctive relief against such breach or threatened breach; provided, however, that no specification of a particular legal or equitable remedy shall be construed as a waiver, prohibition or limitation of any legal or equitable remedies in the event of a breach hereof.

10. ATTORNEYS' FEES. If any litigation is commenced between the parties hereto concerning this Agreement, or the rights and duties of the parties in relation to this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys' fees in connection with such litigation, which sum shall be determined by the trier of fact in such litigation or arbitration or in a separate action brought for that purpose.




                                - Page 5 of 6 -

11. SEVERABILITY. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision, and this Agreement shall be construed in all respects as if such unenforceable provisions were omitted.

12. FACSIMILE SIGNATURES. Facsimile signatures of this Agreement shall constitute and be accepted as original signatures that shall be binding on the party executing the Agreement.



TERREMARK WORLDWIDE, INC.                 By: /s/ Brian K. Goodkind
                                              ----------------------------------
                                              Brian K. Goodkind



By: /s/ Jose A. Segrera                   Date: July 29, 2003
    --------------------------------
Name:  Jose A. Segrera

Title: Executive Vice President and
       Chief Financial Officer

Date: July 29, 2003




By: /s/ Manuel D. Medina
    --------------------------------------
               Manuel D. Medina
(in his individual capacity in connection
         with Section 4(d) only.)


Date: July 29, 2003






                                - Page 6 of 6 -

                                    EXHIBIT 1



                        SEPARATION AGREEMENT AND RELEASES

         It is understood and agreed by and between Terremark Worldwide, Inc. its subsidiaries, affiliates and successors, and their officers, directors, employees, shareholders, owners, agents and attorneys, and any who take their place (hereinafter "the Company") and Brian K. Goodkind, his spouse, his issue, and anyone claiming by, through or for him (hereinafter "Employee") that the foregoing Parties (hereafter collectively referred to as "The Parties") have ended their relationship as Employer and Employee effective ____________________ ________________________, 2004 ("Effective Date of Termination"). In view of the foregoing, the Company and Employee hereby agree to the following:

         1. Employee and the Company have agreed that Employee's employment pursuant to Agreement and Mutual Release of Brian K. Goodkind dated as of July 22, 2003, with the Company terminated on the Effective Date of Termination. Employee acknowledges that he has received all wages and benefits and rights due to him through the Effective Date of Termination. Now, therefore, the only payments, benefits, or other things of value to which Employee is entitled to receive directly from the Company are those set forth in this Agreement.

         2. In return for the consideration and benefits, which are set forth below, Employee is willing to waive all of his rights to continued or future employment, and to waive certain claims, past rights, and future rights arising out of the employment relationship, all as set forth in detail below.

         3. In consideration for entering into this Agreement, it is understood and agreed that Employee has received the consideration set forth in the Agreement and Mutual Release of Brian K. Goodkind dated as of July 22, 2003.

         4. Employee hereby releases the Company, its affiliates, parents, subsidiaries, or related entities, and any who take their place or work for the foregoing, their officers, agents, attorneys, and employees and any who take their place from any and all past or present causes of action, suits, agreements, or claims, from the beginning of the world to the date of this Agreement, whether or not they are presently known to exist, that Employee has or may have against the Company arising out of Employee's employment with the Company and/or the separation of employment with the Company, but excluding any claims under or obligations of the Agreement and Mutual Release of Brian K. Goodkind dated as of July 22, 2003. Employee understands that this release covers, among other things, claims, or rights arising under Constitutional, federal, state, county, local, municipal, or common laws (including tort and oral contract claims). This release also covers, among other things, claims of unlawful discrimination under such laws including, but not limited to age discrimination claims under the Age Discrimination in Employment Act of 1967, and sex, sexual harassment, color, national origin, race, and retaliation claims, among others, under Title VII of the Civil Rights Act of 1964 (as amended), claims under the Family Medical Leave Act, the Americans with Disabilities Act, state and federal Whistleblower Acts, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act, the Equal Pay Act of 1963, the Wage and Hour Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, and the foregoing and any and all federal, state, county, local, or municipal civil rights, disability, wage, equal pay, labor, or employment acts or laws, as amended. This release also covers, among other things, claims of wrongful termination of employment. Furthermore, Employee waives and relinquishes such rights on behalf of any and all of his dependents, relatives, heirs, survivors or assigns or those claiming by or through him. This is not a complete list, and Employee waives, releases, and discharges, all other rights and claims Employee, or anyone arguably claiming by or through him, has or may have under any and all other federal, state, and local laws, regulations, and ordinances of any kind, including claims for failure to obtain re-employment, reinstatement, or future employment, and for retaliation. This release does not cover any rights or claims based on things that happen after the date of this Agreement.

         5. This Agreement was mutually negotiated and is mutually acceptable to the Parties, who dealt with each other at arms-length. Both the Company and Employee have had an opportunity to review the Agreement prior to signing it. Employee was advised to obtain, and afforded the opportunity to consult with, legal counsel or other representative, of his choice and have such counsel or representative review this document before it is signed by Employee.

         6. Employee acknowledges that this document does not constitute an admission by the Company of any unlawful act or of any violation of any ordinance, statute, regulation, or other provision of statutory, regulatory, or common law.

         7. The Parties agree that if any clause or provision herein is deemed by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and the remainder of this Agreement shall remain in full force and effect.

         8. Employee acknowledges that on _________________, the Company gave Employee an unsigned copy of this Agreement and informed Employee that Employee had 21 days from that date to consider it before signing.

         9. Employee also acknowledges that the Company has informed Employee that for a period of seven days after the date upon which Employee signs this Agreement, Employee may revoke it. Employee further acknowledges understanding that if Employee revokes this Agreement, Employee will lose all benefits of this Agreement.

         10. This Agreement when executed, together with the Agreement and Mutual Release executed by the Parties and effective as of July 22, 2003, covers all understandings between the Company and Employee relating to Employee's employment with and separation from employment with the Company. Excluding the Agreement and Mutual Release, no other expressed or implied, written or oral agreement between the Company and Employee relating to Employee's employment and/or separation from employment with the Company will have any effect, unless it is in writing and is signed and dated by both Parties after the date of the Agreement.

         11. Employee, by signature below, acknowledges that Employee has carefully read and considered the contents of this Agreement, and that Employee fully understands all of its provisions and is voluntarily, willingly and knowingly entering into this Agreement.

         12. Notwithstanding anything contained herein to the contrary, this Separation Agreement and Release has no impact on and does not in way void, modify or alter any written agreement between the parties related to stock options or obligations of indemnity.

         DATED this _____ day of _______________________, 2004.




----------------------------            ----------------------------------------
Witness                                 Brian K. Goodkind, Employee

----------------------------
Witness

         SWORN TO AND SUBSCRIBED BEFORE me this _____________ day of _______________________________, 2004 by Brian K. Goodkind, who is personally known to me or who has produced ____________________________________ as identification.


------------------------------------------------
Type/Print Name of Notary:  ____________________
Commission Number : ____________________________
Commission expires:  ___________________________

                                       Terremark Worldwide, Inc.


                                        By:
----------------------------------          ------------------------------------
Witness


----------------------------------
Witness


         SWORN TO AND SUBSCRIBED BEFORE me this ____ day of ________________, 2004 by _______________________________, who is personally known to me or who has produced _____________________________ as identification.


------------------------------------------------
Type/Print Name of Notary:  ____________________
Commission Number : ____________________________
Commission expires:  ___________________________